UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
August 2, 2006

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714
(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000
Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Commission File Number: 0-019020

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 2, 2006, PetroQuest Energy, Inc. (the “Company”) announced net income for the quarter ended June 30, 2006 of $7,982,000 or $0.16 per share, compared to second quarter 2005 net income of $3,865,000 or $0.08 per share. Net cash flow provided by operating activities before working capital changes for the second quarter of 2006 was $34,829,000, as compared to $20,847,000 for the comparable 2005 period. Net cash flow provided by operating activities totaled $45,174,000 and $25,645,000 during the second quarters of 2006 and 2005, respectively. For the first six months of 2006, the Company reported net income of $17,131,000 or $0.35 per share. The Company reported net income of $8,052,000 or $0.17 per share for the first six months of 2005. For the first six months of 2006, net cash flow provided by operating activities before working capital changes was $68,762,000. Net cash flow provided by operating activities before working capital changes for the first six months of 2005 was $36,359,000. For the six month periods ended June 30, 2006 and 2005, net cash flow provided by operating activities totaled $75,148,000 and $37,084,000, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Oil and gas sales during the second quarter of 2006 increased 66% to $49,868,000 as compared to $29,977,000 in the second quarter of 2005. Production for the second quarter of 2006 was 43% higher than production for the comparable period of 2005. Stated on an Mcfe basis, unit prices received during the second quarter of 2006 were 16% higher than the prices received during the comparable 2005 period. The increase in production in the second quarter of 2006 as compared to the second quarter of 2005 was the result of the restoration of production at our Main Pass 74 Field in January 2006, the impact of acquisitions of producing properties made during 2005 and production attributable to the 91% drilling success rate we achieved during 2005. For the first six months of 2006, oil and gas sales increased 88% to $96,884,000 from $51,649,000 in the first six months of 2005. Production for the first six months of 2006 was 56% higher than production for the comparable period of 2005. Stated on an Mcfe basis, unit prices received during the first six months of 2006 were 20% higher than the prices received during the comparable 2005 period.

Higher oil and gas commodity prices have resulted in increased demand for oilfield services and materials, and our record net income and cash flow results were achieved despite higher costs which have negatively impacted industry wide operating and finding costs. Lease operating expenses for the second quarter of 2006 increased 24% to $1.35 per Mcfe as compared to $1.09 per Mcfe in the second quarter of 2005. For the first six months of 2006, lease operating expenses increased 14% to $1.28 per Mcfe from $1.12 per Mcfe in the comparable period of 2005. In addition, depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the second quarter of 2006 increased 17% to $3.01 per Mcfe as compared to $2.57 per Mcfe in the second quarter of 2005. For the first six months of 2006, depreciation, depletion and amortization increased 22% to $3.06 per Mcfe from $2.51 per Mcfe for the comparable period of 2005. General and administrative expenses increased $1,525,000 and $1,991,000 for the second quarter and six months ended June 30, 2006, as compared to the respective 2005 periods. These increases included approximately $1 million of non-cash stock compensation expense recognized in conjunction with the adoption of SFAS 123R on January 1, 2006.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three- and six-month periods ended June 30, 2006 and 2005:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Production:
Oil (Bbls)	187,449	217,156	342,423	398,555
Gas (Mcf)	5,408,047	3,252,510	10,285,010	5,501,623
Total Production (Mcfe)	6,532,741	4,555,446	12,339,548	7,892,953

Sales:
Total oil sales	$12,254,099	$9,747,130	$21,019,667	$17,619,699
Total gas sales	37,613,962	20,229,581	75,864,315	34,028,518
Total oil and gas sales	49,868,061	29,976,711	96,883,982	51,648,217

Average sales prices:
Oil (per Bbl)	$65.37	$44.89	$61.39	$44.21
Gas (per Mcf)	6.96	6.22	7.38	6.19
Per Mcfe	7.63	6.58	7.85	6.54

The above sales and average sales prices include additions (reductions) related to gas hedges of $2,328,000 and ($813,000) and oil hedges of ($808,000) and ($1,262,000) for the three months ended June 30, 2006 and 2005, respectively. The above sales and average sales prices include additions (reductions) related to gas hedges of $3,367,000 and ($1,078,000) and oil hedges of ($1,485,000) and ($2,341,000) for the six months ended June 30, 2006 and 2005, respectively.

Guidance

The following initiates guidance for the third quarter of 2006:

Description	Guidance for 3rd Quarter 2006

Production volumes (MMcfe/d)	70 - 75

Percent gas	83%

Expenses:
Lease operating expenses (per Mcfe)	$1.25 - $1.35
Production taxes (per Mcfe)	$0.30 - $0.35
Depreciation, depletion and amortization (per Mcfe)	$3.25 - $3.35
General and administrative (in millions)	$4.3 - $4.7
Interest expense (in millions)	$3.5 - $4.0

Effective tax rate (all deferred)	37%

The following updates guidance for the full year of 2006:

Description	Guidance for Full Year 2006

Production volumes (MMcfe/d)	68 - 72

Percent gas	83%

Expenses:
Lease operating expenses (per Mcfe)	$1.20 - $1.30
Production taxes (per Mcfe)	$0.28 - $0.32
Depreciation, depletion and amortization (per Mcfe)	$3.20 - $3.30
General and administrative (in millions)	$14.0 - $14.5
Interest expense (in millions)	$14.5 - $15.0

Effective tax rate (all deferred)	37%

The Company’s drilling capital budget for 2006 is approximately $165 to $175 million depending on commodity prices, drilling success and related completion and facility costs.

Operations Update

Drilling activity during the second quarter of 2006 included 17 successful horizontal coalbed methane wells and five successful vertical Woodford shale wells in the Arkoma Basin, six successful wells in East Texas, and successful discoveries at the Company’s English Turn Prospect, the West Cameron and Ship Shoal drilling programs in the Gulf Coast region. The Company’s Pacific Grove Prospect was determined to be not commercially productive.

A total of 22 successful wells were drilled in the Arkoma Basin during the second quarter of 2006 resulting in a 100% success rate. The Company’s net production in this basin averaged approximately 9,000 Mcf per day during the quarter. Drilling continues in the Arkoma Basin with two rigs working full time in the Hartshorne Coal. The Company has finished the drilling and completion operations of the first two Company operated wells that tested the Caney and Woodford Shales. Both wells encountered productive shale members in the Caney and Woodford formations, and each well has been fractured in the Woodford Shale. The wells had initial production rates of approximately 400 and 1,300 Mcf per day, and have been producing for five and two weeks, respectively. Current plans are to monitor the production in the Woodford shale for approximately 60 days before fracturing the Caney shale. Based on these results, the Company will move forward with its field development plan using 3-D seismic and a combination of vertical and horizontal wells. The next well is scheduled for drilling during the second half of 2006 and the Company expects to increase its activity during 2007.

PetroQuest participated in the drilling and completion of six wells in the East Texas Basin during the second quarter of 2006. The Company’s net production in this basin averaged approximately 12,900 Mcfe per day during the quarter. The Company drilled its Palmer and Hogan prospects during the quarter and both wells are awaiting pipeline connections. These discoveries lowered the risk on approximately ten and six offset drilling locations, respectively. The Company expects a second full time rig to be utilized in the East Texas area in approximately one month.

As previously announced, the Company’s Pelican Point prospect was drilled and is being completed in the Rob L objective. The well is expected to begin producing within two weeks and is expected to flow approximately 10,000 to 15,000 Mcfe per day. PetroQuest has an approximate 18% net revenue interest (NRI) in the well.

Also as previously announced, the Company’s Grayhawk Prospect in the Gulf of Mexico was drilled to a total depth of approximately 18,200 feet, logging 132 feet total vertical depth of net productive sands. The well is expected to begin producing during September, and the Company has an approximate 18% NRI.

The Company is currently drilling The Farm Prospect (48% working interest) in the Gulf Coast Basin. The Company also expects to spud its Turducken, Gray Plantation and Pelican Point #2 Prospects during the third quarter.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker symbol “PQ.”

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(unaudited)
(Amounts in Thousands)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$8,488	$6,703
Revenue receivable	20,870	22,492
Joint interest billing receivable	21,759	17,567
Hedging asset	901	-
Other current assets	7,939	3,441
Total current assets	59,957	50,203

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	616,537	523,212
Unevaluated oil and gas properties	46,480	52,745
Accumulated depreciation, depletion and amortization	(252,386)	(210,774)
Oil and gas properties, net	410,631	365,183
Gas gathering assets	17,926	10,861
Accumulated depreciation and amortization of gas gathering assets	(2,186)	(1,055)
Total property and equipment	426,371	374,989

Other assets, net of accumulated depreciation and amortization of $10,998 and $10,353, respectively	6,560	6,278

Total assets	$492,888	$431,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable to vendors	$47,911	$41,462
Advances from co-owners	10,029	5,874
Oil and gas revenue payable	8,264	8,090
Hedging liability	-	15,987
Other accrued liabilities	11,446	10,542
Total current liabilities	77,650	81,955

Bank debt	33,000	10,000
10 3/8% senior notes	148,436	148,340
Asset retirement obligation	18,650	19,257
Deferred income taxes	42,456	27,139
Other liabilities	253	242

Commitments and contingencies

Stockholders' equity:
Common stock, $.001 par value; authorized 75,000 shares; issued and outstanding 47,451 and 47,325 shares, respectively	47	47
Paid-in capital	118,878	117,441
Accumulated other comprehensive income (loss)	1,894	(7,444)
Retained earnings	51,624	34,493
Total stockholders' equity	172,443	144,537

Total liabilities and stockholders' equity	$492,888	$431,470

PETROQUEST ENERGY, INC.
Consolidated Statements of Income
(unaudited)
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Oil and gas sales	$49,868	$29,977	$96,884	$51,649
Gas gathering revenue and other income	1,628	302	2,970	373
	51,496	30,279	99,854	52,022

Expenses:
Lease operating expenses	8,827	4,965	15,778	8,847
Production taxes	1,212	762	2,782	1,136
Depreciation, depletion and amortization	20,352	11,859	39,071	20,054
Gas gathering costs	927	-	1,644	-
General and administrative	3,344	1,819	5,499	3,508
Accretion of asset retirement obligation	383	205	753	405
Interest expense	3,627	4,723	6,999	5,685
	38,672	24,333	72,526	39,635

Income from operations	12,824	5,946	27,328	12,387

Income tax expense	4,842	2,081	10,197	4,335

Net income	$7,982	$3,865	$17,131	$8,052

Earnings per common share:
Basic	$0.17	$0.08	$0.36	$0.17

Diluted	$0.16	$0.08	$0.35	$0.17

Weighted average number of common shares:
Basic	47,394	46,969	47,360	46,158
Diluted	48,900	48,205	48,809	47,840

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(unaudited)
(Amounts in Thousands)

	Six Months Ended
	June 30,
	2006	2005
Cash flows from operating activities:
Net income	$17,131	$8,052
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense	10,197	4,335
Depreciation, depletion and amortization	39,071	20,054
Accretion of asset retirement obligation	753	405
Amortization of debt issuance costs	467	841
Write-off of debt issuance costs	-	2,439
Amortization of bond discount	96	20
Stock based compensation expense	1,047	-
Compensation expense	-	213
Changes in working capital accounts:
Accounts receivable	1,622	(1,886)
Joint interest billing receivable	418	(1,652)
Accounts payable and accrued liabilities	5,515	(6,430)
Advances from co-owners	4,155	11,855
Other assets	(5,324)	(1,162)

Net cash provided by operating activities	75,148	37,084

Cash flows from investing activities:
Investment in oil and gas properties	(91,434)	(65,167)
Investment in gas gathering assets	(5,218)	(3,894)

Net cash used in investing activities	(96,652)	(69,061)

Cash flows from financing activities:
Proceeds from exercise of options	390	546
Deferred financing costs	(101)	(5,274)
Proceeds from issuance of 10 3/8% senior notes	-	148,229
Issuance of common stock, net of expenses	-	4,051
Repayment of bank borrowings	-	(73,000)
Proceeds from bank borrowings	23,000	34,500

Net cash provided by financing activities	23,289	109,052

Net increase in cash and cash equivalents	1,785	77,075

Cash and cash equivalents, beginning of period	6,703	1,529

Cash and cash equivalents, end of period	$8,488	$78,604

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$8,407	$1,561
Income taxes	$-	$-

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net cash flow provided by operating activities	$45,174	$25,645	$75,148	$37,084
Changes in working capital accounts	(10,345)	(4,798)	(6,386)	(725)
Net cash flow provided by operating activities before working capital changes	$34,829	$20,847	$68,762	$36,359

Note:
Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.

Date: August 2, 2006	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel and Secretary